Exhibit 16

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
                                             Hays & Company LLP

                                         CERTIFIED PUBLIC ACCOUNTANTS
DAVID L. LIFSON, CPA                   Globally: MOORE STEPHENS HAYS LLP               477 MADISON AVENUE
EDWARD A. KUCZMARSKI, CPA                                                              NEW YORK, NY 10022-5892
JOHN A. BASILE, CPA                                                                    TELEPHONE: 212-572-5500
RONALD B. HEGT, CPA                                                                    FACSIMILE: 212-572-5572
STUART M. FRIEDMAN, CPA                                                                www.haysco.com
MARTIN R. KLEIN, CPA                    Writer's Direct Number:
CAROL S. MESSMAN, CPA                       (212) 572-5595
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October 5, 2006

Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C. 20549

Re: Change of Auditors Disclosure Statement

Dear Sir or Madam:

We have read the disclosure regarding "Change of Auditors" included in the Form SB-2A filed by Tetragenex Pharmaceuticals, Inc., a copy of which the registrant provided to us on October 3, 2006. We are in agreement with the statements regarding our firm contained in the first paragraph of that disclosure. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,


/s/ John Basile
-------------------
John A. Basile, CPA



  A MEMBER OF MOORE STEPHENS INTERNATIONAL LIMITED AS: MOORE STEPHENS HAYS LLP

   MOORE STEPHENS INTERNATIONAL LIMITED IS A GROUP OF INDEPENDENT FIRMS WITH OFFICES IN PRINCIPAL CITIES WITHIN NORTH AMERICA AND THROUGHOUT THE WORLD